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                                                                      EXHIBIT 22

                           SUBSIDIARIES OF REGISTRANT

                   NAME                                          STATE OF INCORPORATION
                   ----                                          ----------------------
      Cerner Corporation Pty Limited                          New South Wales (Australia)

         Cerner Deutschland GmbH                                        Germany

             Cerner FSC, Inc.                                           Barbados

     Cerner Health Connections, Inc.                                    Delaware

         Cerner Health Facts, Inc.                                      Delaware

           Cerner Belgium, Inc.                                         Delaware

        Cerner International, Inc.                                      Delaware

              Cerner Limited                                         United Kingdom

          Cerner Citation, Inc.                                         Delaware

         Cerner Properties, Inc.                                        Delaware

         Cerner Singapore Limited                                       Delaware

        Cerner (Malaysia) Sdn Bnd                                       Malaysia

          Cerner Canada Limited                                         Delaware

           Cerner Multum, Inc.                                          Delaware

         Cerner Investment Corp.                                         Nevada

 Cerner Campus Redevelopment Corporation                                Missouri

Cerner Radiology Information Systems, Inc.                               Texas

             Cerner DHT, Inc.                                           Delaware

        Zynx Health Incorporated                                       California

            Image Devices GmbH                                          Germany